Exhibit 99.1

Esports Entertainment Group, Inc. Announces

Sale of the Bethard Business and

Amendment to Senior Convertible Note

St. Julians, Malta—(Newsfile Corp. – February 17, 2023) – Esports Entertainment Group, Inc. (NASDAQ:GMBL) (NASDAQ:GMBLP) (NASDAQ:GMBLW) (NASDAQ:GMBLZ) (the “Company”) today announced that it has entered into a share purchase agreement (“Purchase Agreement”) dated February 14, 2023 to sell its Bethard iGaming business, an operator of online casino and sportsbook brands that is licensed in Malta and Sweden.

The total purchase consideration in the Purchase Agreement was determined by the parties to be approximately €9.5 million comprised of €1.65 million of cash proceeds payable to the Company at closing, with an additional €6.5 million of purchase consideration attributed to the Company’s release from payment of its contingent consideration liability from the Bethard acquisition. The purchaser of the Bethard business will also assume liabilities of approximately €1.2 million. The terms of sale allow for a cash holdback of €0.15 million which may be retained by the purchaser should liabilities exceed agreed upon amounts in the Purchase Agreement. The sale of the Bethard business is expected to close during the two-week period following the signing of the Purchase Agreement, subject to customary closing conditions.

The Company entered into an Amendment and Waiver Agreement (“Amendment”) on February 16, 2023 as a condition to the closing of the sale of the Bethard business. The Amendment requires the Company to deposit 50% of the proceeds from the sale of the Bethard business in a bank account in favor of the holder (the “Debt Holder”) of its Senior Convertible Note, dated February 22, 2022 (the “Senior Convertible Note”). The Amendment also requires the Company to deposit 50% of the proceeds of any permitted future sale of assets or any subsequent debt or equity offer or sale (a “Securities Transaction”) and 100% of the proceeds of any additional indebtedness incurred in the future, into such bank account in favor of the Debt Holder, or, at the option of the Debt Holder, redeem amounts under the Senior Convertible Note using such proceeds.

The Amendment also modifies the Senior Convertible Note to increase the principal balance by $2.95 million for additional interest and other amounts previously recorded by the Company as liabilities to the Debt Holder, as well as for fees for the Amendment. The Amendment further provides for a voluntary reduction in the Conversion Price (as defined in the Senior Convertible Note) when the Company issues or is deemed to issue common stock in a future registered offering at a price below the Conversion Price then in effect, to the lower issuance price in such offering, subject to certain exceptions. The Amendment also provides rights to the Debt Holder to participate in future Securities Transactions for a period of two years from the later of the date of the Amendment and the date that no payment amounts due to the Debt Holder remain outstanding.

The planned sale of the Bethard business follows the Company’s previous announcement on December 7, 2022 that it was closing its Argyll business, a licensed gambling operation in the United Kingdom. With the sale of the Bethard business, and the closing of the Argyll business, the Company plans to focus on its Lucky Dino iGaming brands that operate on the Company’s proprietary Idefix platform.

The Company also announced:

●	Impairment of goodwill primarily related to its iGaming reporting unit at December 31, 2022. The amount of the impairment will result in a material non-cash charge to the Company’s statement of operations for the fiscal quarter ended December 31, 2022.
●	Reductions in principal outstanding under the Senior Convertible Note of $16.7 million from conversions of the Senior Convertible Note to common stock. The Company has reduced its debt from $32.2 million at September 30, 2022 to $15.5 million at February 16, 2023, before adjusting for the effects of the Amendment.
●	Closing of the sale of the Spanish gambling license on January 18, 2023 resulting in proceeds to the Company of €2.1 million, of which 50% shall be deposited in a bank account in favor of the Debt Holder.
●	Termination of a lease at an idle property on January 26, 2023, eliminating remaining total lease liability over the lease term of $0.8 million.

Alex Igelman, CEO, stated “I am very pleased at the work that is being undertaken to reduce debt and focus on our core iGaming and esports assets. We remain committed to building a world-class esports gambling operation that is global in reach and that provides esports content and strategic services to those involved in esports gambling, as well as those seeking to enter the market. I am extremely encouraged and pleased with the speed and efficiency in which senior management effectuated these important actions.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of our securities or any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Esports Entertainment Group

EEG is a full-service esports and online betting company. EEG focuses on two verticals: Games and iGaming. EEG Games provides esports entertainment experiences to gamers through a combination of proprietary infrastructure software that includes ggCircuit and our EGL (“Esports Gaming League”) tournament platform. EEG iGaming is a licensed operator of online casino and sportsbook services for gaming customers primarily in Europe. EEG iGaming operates proprietary technology that facilitates wagering, payments, payment automation, bonusing, loyalty, compliance and casino integrations. EEG has offices in New Jersey, Estonia, the United Kingdom, and Malta. For more information, visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC, regarding our ability to continue as a going concern, our ability to regain compliance with Nasdaq Listing Rules, our significant indebtedness, and our obligations under our Senior Convertible Note. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

ir@esportsentertainmentgroup.com